UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549s

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

Earth Science Tech, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55000	80-0961484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 SW 74th Court

Suite 101

Miami, FL 33156

(Address of principal executive offices)

(305) 724-5684

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	Over the Counter Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Election of Certain Directors

On November 7, 2023, a voting majority entitled by action without meeting of Earth Science Tech, Inc. (the “Company”), the Company’s shareholders elected Yovan Sanchez as the Company’s Director of the Board. Sanchez will be compensated $2,000 per board of Directors meeting attended for all services rendered.

Biological Information

Yovan Sanchez, - Age 42

Mr. Sanchez is a seasoned firefighter/paramedic and a driven entrepreneur. With more than two decades of dedicated service in the firefighting and paramedic field, he has been a stalwart in his community. In addition to his public service, Yovan is also a real estate owner and manager in South Florida. In 2011, he took the initiative to establish Hot Box Incubators Corp. Yovan’s commitment to community development extends to supporting youth programs, culminating in the creation of Miami Springs Jiu Jitsu in 2022. Furthermore, he possesses over 20 years of valuable experience in the boat and yacht industry, specializing in identifying opportunities and harnessing them to his advantage. His extensive network of connections across various industries bolsters his ability to make the most of these opportunities.

On November 8, 2023, a voting majority entitled by action without meeting of the Company’s shareholders elected Emaliano Curia as the Company’s Independent Director of the Board. Curia will be compensated $2,000 per board of Directors meeting attended for all services rendered.

Biological Information

Emaliano Curia, - Age 44

Dr. Curia is a physical medicine and rehabilitation physician with expertise in musculoskeletal disorders and neuro-rehabilitation after injuries or illness. He completed his residency at Jackson Memorial Hospital and Larkin Community Hospital, where he also served as Chief Resident. Prior to residency he served as medical research director for multiple pharmaceutical clinical trials and orthopedic technology development and implementation. He participated in multiple community outreach programs and developed quality improvement protocols for underserved populations in Miami Dade county. Dr Curia currently treats patient with musculoskeletal disorders, athletes and amputees.

Item 9.01(d) Financial Statements and Exhibits

Exhibit No.	Description
10.1	Yovan Sanchez Director of the Board Agreement
10.2	Emiliano Curia Independent Director Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: November 8, 2023	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat CEO, Director